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                                                                    Exhibit 23.3
                     [YOUNG & ASSOCIATES, INC. LETTERHEAD]


       November 11, 1999


       Mr. Dwight Douce
       225 N. Market Street
       Wooster, OH 44691

       RE:  CONSENT LETTER

       Dear Dwight:

       This letter is in response to the comments received by Ohio Legacy Corp. regarding the SB-2 Registration Statement filed with the Securities and Exchange Commission on October 13, 1999.

       Page 22 of that document (under the "Marketing Strategy" heading) includes a statement in reference to several recent studies conducted by Young & Associates regarding the growth performance of community banks relative to larger regional banks.

       With this letter Young & Associates hereby gives consent to Ohio Legacy Corp. to include the reference and related discussion of community bank strategic advantages as currently presented in the Registration Statement.

       If you have any further needs regarding comments related to this section, or if I can be of further assistance, please do not hesitate to call.

       Sincerely,

       /s/ Larry Stahl
       Larry Stahl
       Consultant